UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 2 (September 27, 2017)

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of Principal Executive Offices)
(213) 225-5900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously reported, on May 15, 2016, Breitburn Energy Partners LP (the “Partnership”) and certain of its affiliates (such affiliates, together with the Partnership, the “Debtors”) filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re Breitburn Energy Partners LP, et al.”, Case No. 16-11390.

On September 27, 2017, the Debtors filed a motion seeking an extension of the period during which the Debtors have the exclusive right to file a chapter 11 plan through October 30, 2017, and to obtain acceptances thereof through December 27, 2017 (the “Motion”). The hearing before the Bankruptcy Court on the Motion is scheduled for October 12, 2017. On September 28, 2017, the Bankruptcy Court held a status conference on the Chapter 11 Cases (the “Status Conference”). In the Motion and at the Status Conference, the Debtors disclosed that on September 22, 2017, the advisors to certain holders of the Debtors’ 9.25% Senior Secured Second Lien Notes (“Second Lien Group”) and the advisors to certain holders of the Debtors’ 7.875% Senior Notes due 2022 and 8.6255% Senior Notes due 2020 (collectively, “Ad Hoc Group of Bondholders”) had provided the Debtors’ advisors with a restructuring support agreement (“RSA”) and backstop commitment agreement (together with the RSA, the “Agreements”) executed by the Second Lien Group and Ad Hoc Group of Bondholders. Pursuant to the Agreements, the Second Lien Group and the Ad Hoc Group of Bondholders have agreed to support and pursue a chapter 11 plan (the “Plan”) in the Chapter 11 Cases pursuant to which the Second Lien Group would receive in satisfaction of their claims 92.5% of the equity of a reorganized company (“Reorganized Breitburn”) that would own all of the Debtors’ assets, other than certain of the Debtors’ assets located in the Permian Basin region (“Permian Basin Assets”). The Plan also contemplates that pursuant to a $775 million rights offering made available to unsecured bondholders, the participants in the rights offering would receive 100% of the equity of a new entity that would own the Permian Assets and 7.5% of the equity of Reorganized Breitburn. The Ad Hoc Group of Bondholders has committed to backstop the $775 million rights offering. Holders of the Partnership’s existing preferred units and common units would not receive any distributions under the Plan contemplated by the Agreements, and such units would be cancelled.

The Debtors have not agreed to the terms of the Agreements or the proposed Plan contemplated thereby. The Debtors, however, are engaged in ongoing negotiations with the parties to the Agreements with respect to the foregoing.

The information in this report under Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements relating to the Partnership’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “will be,” “forecast” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the

Partnership’s financial performance and results; the restructuring process, including our inability to develop, confirm and consummate a plan under chapter 11 of the United States Bankruptcy Code or an alternative restructuring transaction; changes in our business strategy; our future levels of indebtedness and liquidity; prices and demand for natural gas and oil; increases in operating costs; uncertainties inherent in estimating our reserves and production; our ability to replace reserves and efficiently develop our current reserves; political and regulatory developments relating to taxes, derivatives and our oil and gas operations; and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Date: October 2, 2017	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President, General Counsel and Chief Administrative Officer